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                               EXHIBIT (21)


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                               EXHIBIT 21

                         List of Subsidiaries

                                   of

                             Rollins, Inc.

The following list sets forth subsidiaries of Rollins, Inc. Each corporation whose name is indented is a wholly-owned subsidiary of the corporation next above which is not indented.


                                                  State/Country of
      Name                                          Incorporation
      ----                                        -----------------

Orkin Exterminating Company, Inc.                     Delaware

     Orkin Systems, Inc.                              Delaware
     Dettelbach Pesticide Corporation                 Georgia
     Kinro Advertising Company                        Delaware
     Orkin Expansion, Inc.                            Delaware
     Orkin S.A. de C.V.                               Mexico
     Orkin International, Inc.                        Delaware
          Orkin Canada, Inc.                          Canada
          Orkin (Bahamas) Limited                     Bahamas

Rollins Continental, Inc.                             New York

Rollins Expansion, Inc.                               Delaware

Rollins Supply, Inc.                                  Delaware

Red Diamond Insurance Co.                             Vermont